EXECUTION VERSION

AMENDMENT NO. 5 TO CREDIT AGREEMENT

AMENDMENT NO. 5 (this “Amendment”), dated as of October 18, 2019, to the Credit Agreement, dated as of September 24, 2015, among each trust listed on Schedule A hereto, the Banks and other lending institutions party thereto, and State Street Bank and Trust Company, as Agent, as amended, supplemented or otherwise modified by Joinder Agreement No. 1, dated as of August 29, 2016, Letter Agreement, dated as of August 29, 2016, Amendment No. 1, dated as of September 22, 2016, Notice Letter, dated October 5, 2016, Notice Letter, dated February 22, 2017, Notice Letter, dated April 19, 2017, Amendment No. 2, dated as of September 21, 2017, Amendment No. 3, dated as of September 20, 2018, Consent No. 1, dated as of November 30, 2018, Notice Letter, dated May 31, 2019, Consent No. 2, dated as of June 24, 2019, and Amendment No. 4, dated as of September 19, 2019 (as the same has been or may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

Recitals

I. Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

II. The Borrowers desire to amend the Credit Agreement and the Banks have agreed thereto, in each case upon the terms and conditions herein contained.

Agreements

Accordingly, in consideration of the Recitals and the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Section 1.01 of the Credit Agreement is hereby amended by inserting the following new defined terms in the appropriate alphabetical order:

“Applicable Margin” means 1.25%.

“Screen Rate” has the meaning set forth in the defined term “Overnight LIBOR Rate”.

2. The defined term “Applicable Rate” contained in Section 1.01 of the Credit Agreement is hereby amended by replacing the percentage “1.25%” contained therein with the phrase “the Applicable Margin”.

3. The defined term “Overnight LIBOR Rate” contained in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Overnight LIBOR Rate” means, as of any day, the higher of (a) 0.00%, and (b) the rate appearing on the Reuters “LIBOR01” screen displaying interest rates for dollar deposits in the London interbank market (or on any successor or substitute page on such screen) at approximately 11:00 a.m., London time, as the rate for dollar deposits in the London interbank market with a maturity of one LIBOR Business Day, provided that in the event such rate does not appear on such screen (or on any successor or substitute page on such screen or otherwise on such screen), the “Overnight LIBOR Rate” shall be determined by reference to such other comparable publicly available service for displaying interest rates applicable to dollar deposits in the London interbank market as may be selected by the Agent (the foregoing under this clause (b), the “Screen Rate”), provided further that in the event such day is not a LIBOR Business Day, then Overnight LIBOR Rate shall be such rate as in effect on the immediately preceding LIBOR Business Day.

4. The defined term “Termination Date” contained in Section 1.01 of the Credit Agreement is hereby amended by replacing the date “October 18, 2019” with the date “October 16, 2020”.

5. Section 8.04 of the Credit Agreement is hereby amended by (i) deleting the phrase “or has a direct or indirect parent company that becomes the subject of a Bail-in Action,” contained in paragraph (a), and (ii) deleting the phrase “or its corporate parent” contained in clause (v) of paragraph (b).

6. Article VIII of the Credit Agreement is hereby amended by inserting a new Section 8.05 at the end thereof as follows:

SECTION 8.05 Alternate Rate of Interest. (a) In the event that the Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Borrowers absent manifest error) that adequate and reasonable means do not exist for ascertaining the Overnight LIBOR Rate, the Agent shall promptly notify the Borrowers and the Banks (by telephone or otherwise, to be promptly confirmed in writing) of such determination. If the Agent shall give such notice, the Applicable Rate shall be determined without giving effect to clause (b) thereof until such time, if any, as such notice shall have been withdrawn by the Agent (by notice to the Borrowers and the Banks) promptly upon the Agent having determined that adequate and reasonable means do exist for determining the Overnight LIBOR Rate.

(b) If at any time the Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Borrower absent manifest error) that (i) the circumstances under Section 8.05(a) have arisen and such circumstances are unlikely to be temporary, (ii) the circumstances set forth in clause (i) of this Section 8.05(b) have not arisen but the supervisor for the administrator of the Screen Rate or an Authority having jurisdiction over the Agent has made a public statement identifying a specific date after which the Screen Rate shall no longer be used for determining interest rates for loans, or (iii) the Overnight LIBOR Rate is no longer a widely recognized benchmark rate for newly originated Dollar loans in the United States loan market, then the Agent and the Borrowers shall endeavor to establish an alternate rate of interest to the Overnight LIBOR Rate that gives due consideration to the then prevailing market convention for determining

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rates of interest for Dollar loans in the United States at such time, and shall enter into a mutually acceptable amendment to this Agreement to reflect such alternate rates of interest and such other related changes to this Agreement as may be applicable (but, for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin); provided that, if any such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 9.05, such amendment shall become effective without any further action or consent of any other party to this Agreement (other than the Borrower, whose prior written consent for such amendment shall be required) so long as the Agent shall not have received, within five (5) Domestic Business Days of the date any notice of such alternate rates of interest is provided to the Banks, a written notice from Required Banks stating that such Banks object to such amendment (it being understood that, if Required Banks object to any such amendment, the Agent and the Borrowers shall be permitted to continue to establish alternate rates of interest and provide one or more additional notices hereunder until an amendment pursuant to this Section 8.05(b) has become effective).

7. Article IX of the Credit Agreement is hereby amended by inserting a new Section 9.17 at the end thereof as follows:

SECTION 9.17. Certain ERISA Matters. (a) Each Bank (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower, that at least one of the following is and will be true:

(i) such Bank is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84 14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii) (A) such Bank is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-

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14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Bank to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, administration of and performance of the Loans the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 8414 and (D) to the best knowledge of such Bank, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Bank’s entrance into, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Bank.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Bank or (2) a Bank has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Bank further (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower, that the Agent is not a fiduciary with respect to the assets of such Borrower involved in such Borrower’s entrance into, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

(c) For purposes of this Section 9.17, the following terms have the following meanings:

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the United States Bankruptcy Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the United States Bankruptcy Code) the assets of any such “employee benefit plan” or “plan”.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

8. Schedule 1 to the Credit Agreement is hereby amended and restated in the form of Schedule 1 hereto.

9. Paragraphs 1 through 8 of this Amendment shall not be effective until the earliest date upon which each of the following conditions shall be satisfied (the “Amendment Effective Date”):

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(a) the Agent shall have received from each Borrower and each Bank either (i) a counterpart of this Amendment executed on behalf of the such party or (ii) written evidence satisfactory to the Agent (which may include facsimile or electronic mail transmission (in printable format) of a signed signature page of this Amendment) that the each such party has executed a counterpart of this Amendment;

(b) the Agent shall have received from each Borrower a manually signed certificate from the Clerk, Secretary or Assistant Secretary (or other officer acceptable to the Agent) of such Borrower, dated the Amendment Effective Date, in all respects satisfactory to the Agent, (i) certifying as to the incumbency of authorized persons of each Borrower executing this Amendment, (ii) attaching true, complete and correct copies of the resolutions duly adopted by such Borrower’s Managing Body approving this Amendment and the transactions contemplated hereby, all of which are in full force and effect on the Amendment Effective Date, and (iii) certifying that such Borrower’s Charter Documents have not been amended, supplemented or otherwise modified since September 19, 2019 or, if so, attaching true, complete and correct copies of each such amendment, supplement or modification;

(c) the Agent shall have received such information as the Agent, at the request of any Bank, shall have requested in order to comply with “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies; and

(d) the Agent shall have received (i) all reasonable out-of-pocket costs and expenses of the Agent (including the reasonable fees and disbursements of counsel to the Agent) incurred in connection with the preparation, negotiation, execution and delivery of this Amendment on or prior to the Amendment Effective Date, and (ii) an upfront fee in the amount of $127,000.

10. Each Borrower (a) reaffirms and admits the validity and enforceability of each Loan Document to which it is a party and all of its obligations thereunder and agrees and admits that (i) it has no defense to any such obligation, and (ii) it shall not exercise any setoff or offset to any such obligation, and (b)(1) represents and warrants that, as of the Amendment Effective Date, no Default has occurred and is continuing, and (2) the representations and warranties by such Borrower contained in the Credit Agreement and the other Loan Documents to which it is or is becoming a party are true on and as of the Amendment Effective Date with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

11. In all other respects, the Loan Documents shall remain in full force and effect, and no amendment, supplement or other modification in respect of any term or condition of any Loan Document shall be deemed to be an amendment, supplement or other modification in respect of any other term or condition contained in any Loan Document.

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12. This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute a single contract. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart executed and delivered (including by facsimile, or by e-mail transmission of a signed signature page of this Amendment) by the party to be charged.

13. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF MASSACHUSETTS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

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IN WITNESS WHEREOF, each party hereto has caused this Amendment No. 5 to be executed on its behalf by its duly authorized representative(s) as of the date first above written.

EACH TRUST LISTED AS A COMPANY ON
SCHEDULE A HERETO

By:	/s/ Jonathan S. Horwitz
Name:	Jonathan S. Horwitz
Title:	Executive Vice President

Putnam Funds Amendment No. 5 Signature Page

STATE STREET BANK AND TRUST
COMPANY, as Agent and as a Bank

By:	/s/ Janet Nolin______________
Name:	Janet Nolin
Title:	Vice President

Putnam Funds Amendment No. 5 Signature Page

SCHEDULE 1

Addresses for Notices, Applicable Lending Offices, Commitment Amounts and Commitment
Percentages

BORROWERS :

Address for Notices:

Putnam Investments
100 Federal Street
Boston, MA 02110
Attn: Robert T. Burns
Vice President and Chief Legal Officer
Tel: (617) 760-7043

	COMMITMENT	COMMITMENT
	AMOUNT	PERCENTAGE

BANKS:	$317,500,000	100.0%

STATE STREET BANK AND TRUST
COMPANY

Domestic Lending Office, LIBOR Lending
Office and Office for Notices to the Agent for
Borrowings and Payments:
State Street Bank and Trust Company
State Street Financial Center
Loan Servicing Unit – SFC0203
One Lincoln Street
Boston, MA 02111
Attn: Christopher Hickey
Tel: (617) 662-8577
Fax: (617) 988-6677
Email: ais-loanops-csu@statestreet.com

Alternate Contact:
Attn: Peter Connolly
Tel: (617) 662-8588
Fax: (617) 988-6677
Email: ais-loanops-csu@statestreet.com

Office for all Other Notices:
State Street Bank and Trust Company
State Street Financial Center
Fund Finance – SFC0310
One Lincoln Street
Boston, MA 02211
Attn: Janet Nolin, Vice President
Tel: (617) 662-8629

Schedule A

List of Trusts and Funds

Trust	Fund
Putnam Dynamic Asset Allocation Balanced
Fund
Putnam Asset Allocation Funds	Putnam Dynamic Asset Allocation
Conservative Fund
Putnam Dynamic Asset Allocation Growth
Fund
Putnam California Tax Exempt Income Fund	Putnam California Tax Exempt Income Fund
Putnam Convertible Securities Fund	Putnam Convertible Securities Fund
Putnam Diversified Income Trust	Putnam Diversified Income Trust
Putnam Equity Income Fund	Putnam Equity Income Fund
Putnam Short Duration Bond Fund
Putnam Fixed Income Absolute Return Fund
Putnam Multi-Asset Absolute Return Fund
Putnam Dynamic Asset Allocation Equity
Fund
Putnam Capital Spectrum Fund
Putnam Dynamic Risk Allocation Fund
Putnam Emerging Markets Equity Fund
Putnam Equity Spectrum Fund
Putnam Floating Rate Income Fund
Putnam Funds Trust	Putnam Focused Equity Fund
Putnam Global Technology Fund
Putnam Intermediate-Term Municipal Income
Fund
Putnam International Value Fund
Putnam Mortgage Opportunities Fund
Putnam Multi-Cap Core Fund
Putnam Ultra Short Duration Income Fund
Putnam Short-Term Municipal Income Fund
Putnam Small Cap Growth Fund
Putnam Global Equity Fund	Putnam Global Equity Fund
Putnam Global Health Care Fund	Putnam Global Health Care Fund
Putnam Global Income Trust	Putnam Global Income Trust
Putnam High Yield Fund	Putnam High Yield Fund
Putnam Income Fund	Putnam Income Fund
Putnam International Equity Fund	Putnam International Equity Fund
Putnam Government Money Market Fund
Putnam Growth Opportunities Fund
Putnam Investment Funds	Putnam International Capital Opportunities
Fund
Putnam International Growth Fund
Putnam Sustainable Future Fund

Trust	Fund
Putnam PanAgora Managed Futures Strategy
Putnam PanAgora Market Neutral Fund
Putnam PanAgora Risk Parity Fund
Putnam Research Fund
Putnam Small Cap Value Fund
Putnam Massachusetts Tax Exempt Income	Putnam Massachusetts Tax Exempt Income
Fund	Fund
Putnam Minnesota Tax Exempt Income Fund	Putnam Minnesota Tax Exempt Income Fund
Putnam Money Market Fund	Putnam Money Market Fund
Putnam Sustainable Leaders Fund	Putnam Sustainable Leaders Fund
Putnam New Jersey Tax Exempt Income Fund	Putnam New Jersey Tax Exempt Income Fund
Putnam New York Tax Exempt Income Fund	Putnam New York Tax Exempt Income Fund
Putnam Ohio Tax Exempt Income Fund	Putnam Ohio Tax Exempt Income Fund
Putnam Pennsylvania Tax Exempt Income	Putnam Pennsylvania Tax Exempt Income
Fund	Fund
Putnam Tax Exempt Income Fund	Putnam Tax Exempt Income Fund
Putnam Tax-Free Income Trust	Putnam AMT-Free Municipal Fund
Putnam Tax-Free High Yield Fund
Putnam Mortgage Securities Fund	Putnam Mortgage Securities Fund
Putnam VT Multi-Asset Absolute Return Fund
Putnam VT Mortgage Securities Fund
Putnam VT Small Cap Growth Fund
Putnam VT Diversified Income Fund
Putnam VT Equity Income Fund
Putnam VT Global Asset Allocation Fund
Putnam VT Global Equity Fund
Putnam VT Global Health Care Fund
Putnam VT Growth Opportunities Fund
Putnam VT High Yield Fund
Putnam Variable Trust	Putnam VT Income Fund
Putnam VT International Equity Fund
Putnam VT International Growth Fund
Putnam VT International Value Fund
Putnam VT Multi-Cap Core Fund
Putnam VT Government Money Market Fund
Putnam VT Sustainable Leaders Fund
Putnam VT Sustainable Future Fund
Putnam VT Research Fund
Putnam VT Small Cap Value Fund
Putnam VT George Putnam Balanced Fund
George Putnam Balanced Fund	George Putnam Balanced Fund